As filed with the Securities and Exchange Commission on June 30, 1999

                                                           File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                             Smithfield Foods, Inc.
             (Exact name of registrant as specified in its charter)


          VIRGINIA                                                          52-0845861
(State or other jurisdiction of Incorporation                    (I.R.S. Employer Identification No.)
or organization)


                 200 Commerce Street, Smithfield Virginia 23430
                                 (757)-365-3000
           (Address of principal executive office, including zip code)

                           PATRICK CUDAHY INCORPORATED
                          HOURLY 401(K) RETIREMENT PLAN
                            (Full Title of the Plan)

                                  Aaron D. Trub
                     Vice President, Chief Financial Officer
                                  and Secretary
                             Smithfield Foods, Inc.
                               200 Commerce Street
                           Smithfield, Virginia 23430
                                 (757) 365-3000

                     (Name and Address of Agent for Service)

       Copies of all communications, including communications sent to agent for service, should be sent to:

  Michael H. Cole, Esq.                      Sam Young Garrett, Esq.
  Corporate Counsel                          McGuire, Woods, Battle & Boothe LLP
  Smithfield Foods, Inc.                     One James Center
  200 Commerce Street                        901 East Cary Street
  Smithfield, Virginia 23430                 Richmond, Virginia 23219
  (757) 365-3000                             (804) 775-1000



                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                          Proposed           Proposed
                                            Amount         Maximum            Maximum
                                             to be        Offering           Aggregate              Amount of
   Title of Each Class of Securities      Registered      Price Per          Offering             Registration
         to be Registered (1)                 (2)           Share            Price (1)                 Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.50 per
share ........                            30,888  shs.   $  32.375         $  1,000,000             $   278
--------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A Junior
Participating Preferred Stock, par
value $1.00 per share(3)                      N/A              N/A              N/A                    N/A
--------------------------------------------------------------------------------------------------------------------


----------
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the Securities Act), solely for the purpose of calculating the registration fee.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan.

(3) The Rights are to be attached to and trade with the shares of Common Stock. Value attributable to the Rights, if any, will be reflected in the market price of the shares of Common Stock.

                                 PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  Not required to be filed.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION

                  Not required to be filed.

                                 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Smithfield Foods, Inc. (the "Company", "Smithfield" or "Smithfield Foods") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended May 3, 1998; (ii) Quarterly Reports on Form 10-Q for the periods ended August 2, 1998, November 1, 1998 and January 31, 1999; and (iii) Current Reports on Form 8-K filed on September 2, 1997 (as to the "Description of the Company's Capital Stock" included therein), November 20, 1998, November 24, 1998, December 2, 1998, February 26, 1999 and May 12, 1999.

                  In addition, all documents filed by Smithfield Foods pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under its Articles of Incorporation, as amended (the "Smithfield Articles"), the liability of officers and directors to Smithfield is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of an officer or director cannot be limited or eliminated if the officer or director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

                  To the fullest extent permitted by Virginia law, the Smithfield Articles require Smithfield to indemnify any director or officer who is made party to any proceeding because he or she was or is a director or officer of Smithfield against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the Smithfield Articles, "proceeding" is broadly defined to include pending, threatened or completed actions of all types, including actions by or in the right of Smithfield. Similarly, "liability" is defined to include not only judgments, but also settlements, penalties, fines and certain excise taxes. The Smithfield Articles also provide that it may, but is not obligated to, indemnify its other employees or agents. Smithfield must indemnify any person who is or was serving at the written request of Smithfield as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided by Virginia law. The indemnification provisions also require Smithfield to pay reasonable expenses incurred by a director or officer of Smithfield in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Smithfield if it is ultimately determined that such person was not entitled to indemnification. Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

                  The rights of indemnification provided in the Smithfield Articles are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the Smithfield Articles authorize Smithfield to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Smithfield, whether or not Smithfield would have the power to provide indemnification to such person, to protect any such person against any liability arising from his or her service to the corporation or any other legal entity at the request of the corporation.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Smithfield pursuant to the foregoing provisions, Smithfield has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS

         4.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

         4.2 By-Laws of the Company, as amended to date (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

         4.3 Form of Certificate representing the Company's Common Stock, par value $.50 per share (including Rights legend) (incorporated by reference to Exhibit 6 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

         4.4 Form of Certificate representing Rights (incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

         4.5 Rights Agreement dated as of May 1, 1998, by and between the Company and Harris Trust and Savings Bank, Rights Agent (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended May 3,
                  1998).

         23       Consent of Arthur Andersen LLP (filed herewith).

         24       Powers of Attorney (included herein).

         99 Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan (filed herewith).

                  The undersigned registrant hereby undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS to qualify the plan.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby authorizes each of Joseph W. Luter, III, Aaron D. Trub and C. Larry Pope as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the registration statement, and the registrant hereby confers like authority to sign and file on its behalf, with respect to the proposed registration, offer and sale or issuance of its Common Stock, par value $.50 per share, in connection with the Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Isle of Wight, Commonwealth of Virginia, on the 29th day of June, 1999.

                                        SMITHFIELD FOODS, INC.


                               By:      /s/Aaron D. Trub
                                        -----------------------------------
                                        Aaron D. Trub
                                        Vice President, Chief Financial Officer
                                        and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                    Signature                      Title                               Date
                    ---------                      -----                               ----

/s/Joseph W. Luter, III                            Chairman of the Board and Chief   June 29,1999
-----------------------------                      Executive Officer
Joseph W. Luter, III


                                                   Vice President, Chief Financial   June 29,1999
/s/Aaron D. Trub                                   Officer, Secretary and Director
------------------------------                     (principal financial officer)
Aaron D. Trub


/s/C. Larry Pope                                   Vice President, Finance           June 29,1999
-----------------------------                      (principal accounting officer)
C. Larry Pope



/s/Robert L. Burrus, Jr.
-----------------------------
Robert L. Burrus, Jr.                              Director                         June 29, 1999

/s/Douglas D. Dodds
-----------------------------
Douglas D. Dodds                                   Director                         June 29, 1999

/s/F. J. Faison, Jr.
-----------------------------
F. J. Faison, Jr.                                  Director                         June 29, 1999


-----------------------------
Robert G. Hofmann                                  Director


-----------------------------
Joel W. Greenberg                                  Director


-----------------------------
George E. Hamilton, Jr.                            Director

/s/Richard J. Holland
-----------------------------
Richard J. Holland                                 Director                         June 29, 1999


-----------------------------
Roger R. Kapella                                   Director

/s/Lewis R. Little
-----------------------------                      President, Chief Operating
Lewis R. Little                                    Officer and Director             June 29, 1999

/s/William H. Prestage
-----------------------------
William H. Prestage                                Director                         June 29, 1999


-----------------------------
Joseph B. Sebring                                  Director


/s/Timothy A. Seely
-----------------------------
Timothy A. Seely                                   Director                         June 29, 1999


         Pursuant to the requirements of the Securities Act of 1933, the Company, as plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Isle of Wight, Commonwealth of Virginia, on the 29th day of June, 1999.

                                     PATRICK CUDAHY INCORPORATED
                                     HOURLY 401(K) RETIREMENT PLAN



                            By:      /s/ Aaron D. Trub
                                     ------------------------------
                                     Aaron D. Trub
                                     Vice President, Chief Financial
                                     Officer & Secretary

                                  EXHIBIT INDEX


Exhibit No.                           Exhibit
----------                            -------

  4.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

  4.2 By-Laws of the Company, as amended to date (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

  4.3 Form of Certificate representing the Company's Common Stock, par value $.50 per share (including Rights legend) (incorporated by reference to Exhibit 6 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

  4.4 Form of Certificate representing Rights (incorporated by reference to Exhibit 5 to the Company's Current Report on Form 8-K filed with the Commission on September 5, 1997).

  4.5 Rights Agreement dated as of May 1, 1998, by and between the Company and Harris Trust and Savings Bank, Rights Agent (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended May 3, 1998).

  23     Consent of Arthur Andersen LLP (filed herewith).

  24     Powers of Attorney (included herein).

  99     Patrick Cudahy Incorporated Hourly 401(K) Retirement Plan
         (filed herewith).